                                                                    EXHIBIT 99.1

                            [LOGO FOR ION NETWORKS]


FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
                     Contacts    Investors:  Stephanie Prince/ Kirin Smith
                                 Press:      Emily Brunner
                                             Morgen-Walke Associates, Inc.
                                             212-850-5600
                                             investor-relations@ion-networks.com

          ION NETWORKS ANNOUNCES RESULTS FOR FISCAL FOURTH QUARTER 2002 *REAFFIRMS REVENUE PROJECTION OF $12.0 MILLION BY CALENDAR 2002 YEAR END*
                    *EBITDA IMPROVES 33 PERCENT SEQUENTIALLY*



PISCATAWAY, NEW JERSEY May 21, 2002 - ION Networks Incorporated (NASDAQ: IONN), a leading provider of security and management solutions that protect critical infrastructure from internal and external security threats, today announced results for the fiscal fourth quarter and year ended March 31, 2002.

Consistent with the Company's preliminary announcement on April 22, 2002, total revenue for the fiscal fourth quarter was $2.1 million compared to $2.2 million in the fiscal third quarter. Revenue was $3.4 million in the fourth quarter of the prior fiscal year.

Fiscal fourth quarter earnings before interest, taxes, depreciation and amortization (EBITDA) improved 33 percent to negative $0.8 million as compared to negative $1.2 million for the third quarter ended December 31, 2001, which included one-time restructuring charge of $0.2 million. In the fiscal fourth quarter ended March 31st 2001, EBITDA was negative $1.9 million including one-time restructuring, asset impairment and other charges of $0.3 million.

For the fiscal fourth quarter ended March 31, 2002, the Company reported an improved net loss of $1.2 million or $0.06 per share compared to a net loss of $1.4 million, which included one-time restructuring charges of $0.2 million, or $0.07 per share in the fiscal third quarter ended December 31st 2001. Net loss for the fourth quarter of the prior fiscal year was $2.3 million, or $0.13 per share, which included one-time restructuring, asset impairment and other charges of $0.3 million.

"We are continuing to make progress and have achieved many of the goals we set for ourselves during this quarter," stated Kam Saifi, President and Chief Executive Officer. "Refocusing our efforts on the large and fast growing infrastructure security market has allowed us to address much broader market opportunities. We are receiving positive feedback on our product strategy from current and prospective customers. This quarter we reduced our losses while doubling our North American sales force since last quarter, positioning ION to benefit from the increased spending on security solutions. Furthermore, we added new senior executives to our management

ION Networks, Inc.                                                        Page 2


team in Strategic Alliances and Engineering, as well as our new CFO, reflecting our confidence in ION's future. We believe we have positioned ION for significant progress by continuing to manage our operating expenses while focusing on our sales execution capabilities, and with our management team now fully in place we believe we are positioned to successfully execute on our business and financial goals."

Fiscal Fourth Quarter Highlights Included:

    o Gross margins improved to 54% of revenue, an improvement of 3 percentage points as compared with the December 31, 2001 quarter;
    o Balance sheet strengthened by $3.48 million raised through private placement;
    o Cash and accounts receivables totaled $5.6 million, as compared to $3.2 million for the quarter ending December 31st 2001;
    o Days Sales Outstanding were 66 days, an increase of 5 days as compared with the December 31, 2001 quarter;
    o A total of 55 customers purchased from ION in the quarter, including 6 new customers;
    o The launch of the ION Secure 5000 Series incorporating the latest in Infrastructure Security functionality as well as VPN router technology providing a comprehensive solution for securing administration of IP networks and other computing environments.

FULL YEAR FINANCIALS
Total revenue for the twelve months ending March 31, 2002 was $7.3 million compared to $11.7 million in the prior year period.

EBITDA for the fiscal year ended March 31, 2002, was negative $5.4 million, as compared to negative $13.3 million in the fiscal year ended March 31, 2001. The Company reported a net loss of $6.9 million, or $0.37 per share, for the fiscal year ended March 31, 2002, compared to a loss of $16.7 million, or $0.98 per share, reported in the prior year period.

OUTLOOK
The Company remains committed to achieving solid revenue growth and remains confident with its prior revenue projection of $12.0 million for the twelve-month period ending December 31, 2002. ION's management believes that its current cash, accounts receivables, and projected revenue will be sufficient to fund its operations until the Company reaches profitability, which is projected for the second calendar quarter ending June 30, 2003.

Additionally, the Company intends to change its fiscal year to a calendar-based fiscal year effective for the year ending December 31, 2002.


CONFERENCE CALL
ION Networks will host a conference call at 5:00 p.m. (EST) on Tuesday, May 21, to discuss the Company's operating performance for the fiscal fourth quarter and year ended March 31, 2002. To participate in the conference call, local and international callers can dial 706-634-2339. A replay will be available approximately two hours after the call until 8:00 p.m. (EST) on May 28, 2002. The replay number is 706-645-9291, passcode: 4152665.

ION Networks, Inc.                                                        Page 3


The conference call will also be available on the Internet at www.ion-networks.com. Please go to the web site at least fifteen minutes prior to the call to register, and download and install any necessary audio software. A replay of the conference call will also be available via the web site. Follow the directions in the Investors section for the link to the archived audio replay.

ABOUT ION NETWORKS
ION Networks, Inc. is a leading provider of infrastructure security and management solutions. The ION Secure suite helps customers protect critical infrastructure and maximize operational efficiency while lowering operational costs. ION Networks' customers include AT&T, Bank of America, British Telecom, Citigroup, Entergy, Fortis Bank, Oracle, Qwest, SBC, Sprint and the U.S. Government. Headquartered in Piscataway, New Jersey, the Company has installed tens of thousands of its products worldwide from its sales and operations facilities in the United States, Livingston, Scotland and Antwerp, Belgium, and its distribution channels on four continents.

ION Networks(TM) and ION Secure(TM) are trademarks of ION Networks, Incorporated. All other trademarks and registered trademarks in this document are the properties of their respective owners.

FORWARD-LOOKING STATEMENT DISCLAIMER
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, our expectations regarding projected revenue for the 12 months ending December 31, 2002, and profitability in the second calendar quarter ending June 30, 2003, our progress and success in executing on our business and financial goals, and our belief that we will have sufficient funds for operations for the next 12 months. We typically use words like "anticipates", "believes", "plans", "intends", "expects", "future" and similar expressions to identify forward-looking statements. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand; fluctuations in spending on technology generally and security solutions in particular; general economic conditions (both domestic and abroad); the rapid technological change which characterizes the Company's markets, the risks associated with competition; the risks associated with the expansion of the Company's distribution channels; the risk of new product introductions and customer acceptance of new products; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company's Securities and Exchange Commission Filings, including but not limited to those appearing within the Company's Form 10-KSB, filed with the Securities and Exchange Commission on June 29, 2001.


                            ---TABLES TO FOLLOW---

ION Networks, Inc.                                                                                            Page 4

                                         ION Networks, Inc. and Subsidiaries
                                        Consolidated Statements of Operations
                                                     (UNAUDITED)

                                                                Three Months                     Full Year
                                                                  March 31,                      March 31,
                                                            2002            2001            2002            2001
                                                        ------------    ------------    ------------    ------------
Net Sales                                               $  2,076,197    $  3,371,973    $  7,312,235    $ 11,676,547

Cost of Sales                                                961,085       2,445,802       3,484,132       7,184,666
                                                        ------------    ------------    ------------    ------------

Gross Margin                                               1,115,112         926,171       3,828,103       4,491,881

Research and development expenses                            171,117         138,573         891,542       2,126,246
Selling, general and administrative expenses               1,707,423       2,338,255       8,112,867      11,870,263
Restructuring,asset impairments and other charges               --           314,192         217,467       3,763,612
Depreciation & Amortization                                  439,296         566,451       1,852,090       3,742,450
                                                        ------------    ------------    ------------    ------------

(Loss) from operations                                    (1,202,724)     (2,431,300)     (7,245,863)    (17,010,690)

Other income                                                    --              --           264,725            --
Interest income                                               22,924          78,187         114,638         389,359
Interest (expense)                                            (6,647)         (7,146)        (31,781)        (47,767)
                                                        ------------    ------------    ------------    ------------

(Loss) before income tax expense                          (1,186,447)     (2,360,259)     (6,898,281)    (16,669,098)

Income tax expense                                            31,099         (45,451)         31,099           7,568
                                                        ------------    ------------    ------------    ------------

Net (loss)                                              $ (1,217,546)   $ (2,314,808)    $(6,929,380)   $(16,676,666)
                                                        ============    ============    ============    ============

Net (loss) per share:
Basic                                                         ($0.06)         ($0.13)         ($0.37)         ($0.98)
Diluted                                                       ($0.06)         ($0.13)         ($0.37)         ($0.98)

Weighted average number of common shares outstanding:
Basic                                                     20,643,479      18,203,301      18,890,609      17,064,620
Diluted                                                   20,643,479      18,203,301      18,890,609      17,064,620

ION Networks, Inc.                                                       Page 5


                       ION Networks, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                   (UNAUDITED)


                ASSETS
                                        31-Mar-02         31-Mar-01
                                       ------------      -------------
Current Assets
Cash & Cash Equivalents                    $ 4,050,657   $ 5,230,833
Accounts Receivable                          1,521,230     2,796,531
Other Receivables                                 --          13,497
Inventory                                    1,024,126     1,139,448
Prepaid & Other Current                        492,609       205,829
Related Party Notes Receivable                  83,656       897,250
                                           -----------   -----------
Total Current Assets                       $ 7,172,278   $10,283,388

Restricted Cash                                125,700       375,000
PP&E                                           796,625     1,467,766
Capitalized Software                           908,464     1,241,495
Goodwill                                          --         305,556
Security Deposits / Other                        6,653        22,683
                                           -----------   -----------
Total Assets                               $ 9,009,720   $13,695,888
                                           ===========   ===========

  LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Current Portion Capital Leases             $    74,426   $    74,426
Current Portion Long Term Debt                  33,444       107,026
Accounts Payable                               917,845     1,716,212
Accrued Expenses                               373,766       562,860
Accrued Payroll & Related Liabilities          353,590       416,093
Deferred Income                                115,927       178,737
Other Current Liabilities                      262,358       309,977
                                           -----------   -----------
Total Current Liabilities                  $ 2,131,356   $ 3,365,331

Long Term Portion Capital Leases               146,540       220,966
Long Term Debt                                   4,597        18,732
                                           -----------   -----------
Total Liabilities                          $ 2,282,493   $ 3,605,029
Stockholders' Equity                         6,727,227    10,090,859

                                           -----------   -----------
Total Liabilities & Stockholders' Equity   $ 9,009,720   $13,695,888
                                           ===========   ===========